UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kodiak Oil & Gas Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 13, 2014, Kodiak Oil & Gas Corp. distributed the attached communication to its employees.

Dear Kodiak Oil & Gas Employees:

Today we announced that Kodiak Oil & Gas Corp. and Whiting Petroleum Corporation will combine in an all-stock transaction to create a leading Williston Basin player. Together, we will be stronger financially, strategically and competitively. The combined company will continue to be known as Whiting Petroleum Corporation, and will be headquartered in Denver.  A press release describing the details of the transaction is attached.

The transaction creates the largest Bakken/Three Forks producer, with over 107,000 barrels of oil equivalent per day of production in the first quarter of 2014, a combined 855,000 net acres and an inventory of 3,460 net future drilling locations. We expect to realize meaningful production and operational synergies due to our complementary acreage positions. In addition, we will benefit from Whiting’s technological expertise and access to capital, which will allow us to accelerate our drilling programs. The transaction also creates a combined company with materially enhanced scale, a stronger credit profile, greater financial flexibility and leading positions in the Bakken and Niobrara.

Importantly, although the Whiting senior management team will continue to lead the combined company, this transaction is about growth, not cost cutting.  Accordingly, we expect this combination to have no significant effect on Kodiak employees other than the opportunity to work in partnership with Whiting counterparts as part of a larger, stronger organization. Whiting intends to retain as many of Kodiak’s employees as possible on terms that are largely comparable to similarly situated Whiting employees.

Kodiak plans to pay employees their bonus for the first half of 2014 on July 15, 2014.  Kodiak also plans to vest stock options, restricted stock and restricted stock units scheduled to vest on or before January 15, 2015 prior to the closing of the transaction.

Whiting has made the following commitments regarding compensation for Kodiak employees after the closing of the transaction:

For one year following the closing, employees will receive a base salary equivalent to their base salary immediately prior to the closing.

Employees will receive the bonus established by Kodiak for the second half of 2014, to be paid on or before December 31, 2014.  For 2015, employees will receive a bonus opportunity equivalent to similarly-situated Whiting employees.

For 2014, employees will remain on Kodiak benefit plans and be provided benefits comparable to the level of benefits provided by Kodiak prior to the closing.  For 2015, employees will transfer to Whiting benefit plans and be provided a level of benefits comparable to similarly-situated Whiting employees.

For any employee benefit plans, employees will receive full credit for service with Kodiak for purposes of eligibility to participate and vesting to the extent such service was recognized at closing under comparable Kodiak plans.

While we have announced this combination today, it is important to note that it is not yet complete. We anticipate closing this transaction in the fourth quarter of 2014, subject to receipt of the necessary approvals from both companies’ shareholders and regulators. In the interim, both companies will continue to operate independently and we are committed to making every effort to keep you up-to-date on important developments.

This transaction will generate interest from the media and other third parties. As always, it is important for us to speak with one voice. If you receive any inquiries from the media or other questions from outside Kodiak, please forward them to James Henderson at 303-592-8030.

The key to the success of our business has been — and will continue to be — you, our valued employees, and I hope you share my enthusiasm about this exciting transaction.

Best,

Lynn Peterson, CEO

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.  The proposed transaction anticipates that the Whiting shares will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act.  Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws.  In connection with the proposed transaction, Whiting and Kodiak intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a joint proxy statement and circular. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND CIRCULAR AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING PETROLEUM, KODIAK OIL & GAS AND THE PROPOSED TRANSACTION.  The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300; Denver, CO 80290-2300 or calling (303) 390-4051 or  by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250; Denver, CO 80202 or calling (303) 592-8075.

Participants in the Solicitation

Whiting Petroleum, Kodiak Oil & Gas and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Kodiak and the number of Kodiak’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Whiting, Kodiak and their respective executive officers and directors in the transaction by reading the joint proxy statement and circular regarding the transaction when it becomes available.